Exhibit 5.1

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

August 6, 2020

Quanterix Corporation

900 Middlesex Turnpike

Billerica, MA 01821

Ladies and Gentlemen:

We have acted as legal counsel to Quanterix Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of (i) a registration statement (No. 333-230399) on Form S-3 (the “Initial Registration Statement”) and (ii) a registration statement on Form S-3 (the “462(b) Registration Statement,” and together with the Initial Registration Statement, the “Registration Statements”) to be filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being furnished to you in connection with the filing of the 462(b) Registration Statement with the Commission under the Securities Act in which the Company is registering the offer and sale of up to an aggregate of $16,260,105.49 of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Such shares of Common Stock are referred to herein as the “Shares.” The Shares are to be sold by the Company pursuant to an Underwriting Agreement dated August 6, 2020 between the Company and SVB Leerink LLC and Cowen and Company, LLC, as representatives of the underwriters (the “Underwriting Agreement”). The Underwriting Agreement will be filed as an exhibit to a Current Report on Form 8-K.

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation and Restated Bylaws, each as currently in effect, the Registration Statements and the exhibits thereto, the Underwriting Agreement, and such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copies, and the truth and correctness of any representations and warranties contained therein.

Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ August 6, 2020 Page 2

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the 462(b) Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the related prospectus, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.